UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 22, 2004

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS

As previously announced, Equinix, Inc.’s (the “Company”) executive officers have entered into written stock selling plans for asset diversification purposes in accordance with SEC Rule 10b5-1 (the “Plans”). These Plans were suspended as part of a contractual lock-up with the Company’s underwriters in connection with the Company’s public stock offering on November 18, 2003. On January 21, 2004, the underwriters for the secondary offering who have sole authority in determining the period of the lockup, notified the Company the lock-up had been released. As a result, sales under the Plans will automatically resume as of January 22, 2004 and sales that would have otherwise occurred from the November through January periods will be included in the initial sale, provided pre-defined price points are met in accordance with the Plans. These sales, as well as sales over the next 90 days projected from the Plan are included in the executive officers 144 filing with the SEC dated January 22, 2004. No shares outside of the 10b5-1 Plans were included in the January 22nd 144 filings. As previously announced, the maximum of shares to be sold pursuant to the Plans do not constitute a significant portion of the officers’ overall holdings of the Company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: January 22, 2004	By:	/s/ RENEE F. LANAM

Renee F. Lanam Chief Financial Officer